As filed with the Securities and Exchange Commission on May 5, 2010

Registration No.333-162730

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A
(Amendment No. 2)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ONLINE TELE-SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

Nevada	7389	98-0583175
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Block 225, 02-213, Tampines St 23
Singapore 521225
Phone: 702-553-3026
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Business Filings Incorporated
6100 Neal Road, Suite 880
Reno, NV 89501
Phone: (800) 981-7183
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all correspondence to:
Gersten Savage LLP
David E. Danovitch, Esq.
Jaclyn Amsel, Esq.
Cheryll Calaguio, Esq.
600 Lexington Avenue
New York, NY 10022-6018
Tel: (212) 752-9700 Fax: (212) 980-5192

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☑

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be amended. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED MAY 5, 2010

PRELIMINARY PROSPECTUS

ONLINE TELE-SOLUTIONS INC.

700,000 SHARES OF COMMON STOCK
OFFERING PRICE $0.10 PER SHARE

The selling stockholders named in this prospectus are offering for resale 700,000 shares of our common stock at an offering price of $0.10 per share of common stock until our shares are quoted on the Over-the-Counter Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses incurred in this offering (other than transfer taxes), and the selling stockholders will receive all of the net proceeds from this offering.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “Risk Factors” beginning on page 3 before investing in our common stock.

There is currently no public market for our common stock and we have not applied for listing or quotation on any public market. We have arbitrarily determined the offering price of $0.10 per share for the shares offered pursuant to this prospectus. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to try to identify a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the Over-the-Counter Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

No underwriter or other person has been engaged to facilitate the sale of shares of common stock in this offering. You should rely only on the information contained in this prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this offering, Online Tele-Solutions Inc. or the shares of our common stock offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is _________, 2010

ii

TABLE OF CONTENTS

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

iii

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information about our company, the shares of common stock being registered in this offering, and our financial statements and related note thereto included elsewhere in this prospectus.

Corporate Background and Business Overview

We were incorporated in the state of Nevada on June 5, 2008. Our offices are currently located at Block 225, 02-213, Tampines St 23, Singapore  521225. Our U.S.-based telephone number is (702) 553-3026.  Our website, which is currently being developed, is www.online-tele-solutions.com.  The information that is or will be contained on our website does not form a part of the registration statement of which this prospectus is a part.

We are a development stage company that has not generated any revenue and has had limited operations to date. From June 5, 2008 (inception) to January 31, 2010, we have incurred accumulated net losses of $21,910. As of January 31, 2010, we had total assets of $35,590, and total liabilities of $7,500, respectively. Based on our financial history since inception, our independent auditor has expressed substantial doubt as to our ability to continue as a going concern.

We intend to develop and offer Internet-based hosted call center services for small to medium sized companies, or companies with between 10 – 500 employees, that are seeking to establish their own internal support and telemarketing divisions. We intend to provide call-center software to our customers which will enable them to handle outbound calls, inbound calls and a combination of both from their own locations.  We will host their customer calling data on our servers, and our customers will be able to access the functionality of our software via a web browser such as Internet Explorer.  Our product will blend together features of Voice over Internet Protocol (“VoIP”) technology and customer relationship management (“CRM”) software. To date, we have secured office space, taken steps to retain a transfer agent, and have been in contact with professional advisors regarding legal compliance, accounting disclosure statements and financial reporting. We have also begun our planning for developing a website and searching for a contractor to develop that website.  We intend to launch our “information only” web site early in calendar year 2010.

During the 12-month period following the date of this prospectus, we will focus on product development and executing the initial stage of our marketing efforts. We do not expect to earn any sales revenue during this initial 12-month period of operations.  We anticipate that our revenue will come from two primary sources: first, from direct sales to small and medium business owners that subscribe to our online call center services and second, from our network of resellers.  We anticipate that our operations will begin to generate revenue approximately 12 to 24 months following the date of this prospectus.

We can offer no assurance that we will be successful in developing and offering our products and services.  Any number of factors may impact our ability to develop our products and services, including our ability to obtain financing if and when necessary; the availability of skilled personnel; market acceptance of our products, if they are developed; and our ability to gain market share.  Our business will fail if we cannot successfully implement our business plan or if we cannot develop or successfully market our products and services.

Summary Financial Information

	As of January 31, 2010	As of January 31, 2009
Revenues	$-	$-
Operating Expenses	$17,410	$4,500
Net Loss	$(17,410)	$(4,500)
Total Assets	$35,590	$50,000
Total Liabilities	$7,500	$4,500

Total Stockholders’ Equity	$28,090	$45,500

Summary of the Offering

Shares of common stock being offered by the selling stockholders:	700,000 shares of our common stock.

Offering price:	$0.10 per share of common stock.

Number of shares outstanding before the offering:	2,200,000

Number of shares outstanding after the offering, if all the shares are sold:	2,200,000

Market for the common stock:
There is no public market for our common stock. After the effective date of the registration statement of which this prospectus is a part, we intend to try to identify a market maker to file an application on our behalf to have our common stock quoted on the Over-the-Counter Bulletin Board. In order for such applicable to be accepted, we will have to satisfy certain criteria in order for our common stock to be quoted on the Over-the-Counter Bulletin Board. We currently have no market maker that is willing to list quotations for our stock. There is no assurance that a market maker will be willing to quote our stock, that the Financial Industry Regulatory Authority or FINRA will approve such application, that a trading market will develop, or, if developed, that it will be sustained.

Use of Proceeds:
We will not receive any proceeds from the sale of the common stock by the selling stockholders pursuant to this prospectus. The selling stockholders named herein will receive all proceeds from the sale of the shares of our common stock in this offering. Please see “Selling Stockholders” beginning on page 12.

Risk Factors:	See “Risk Factors” beginning on page 3 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Dividend Policy:	We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in our common stock. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth could be seriously harmed. As a result, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Relating to Our Business

We are uncertain of our ability to function as a going concern, indicating the possibility that we may not be able to operate in the future.

To date, we have completed only the initial stages of our business plan and we can provide no assurance that we will be able to generate a sufficient amount of revenue, if any, from our business in order to achieve profitability.  It is not possible at this time for us to predict with assurance the potential success of our business. The revenue and income potential of our proposed business and operations are unknown. If we cannot continue as a viable entity, you may lose some or all of your investment in our common stock.

As a company in the early stage of development with an unproven business strategy, our limited history of operations makes evaluation of our business and prospects difficult.

We were incorporated on June 5, 2008 and our business is in the development stage.  To date, we have not earned any revenues. Our business prospects are difficult to predict because of our limited operating history, early stage of development and unproven business strategy. Our business activities during the 12 months following the date of this prospectus will be focused on the development of our website, the development of a network of resellers and the establishment of our brand name. We may not attain profitable operations and our management may not succeed in realizing our business objectives.

Our business will fail if we are unable to develop and implement our call center solution successfully.

The success of our business plan is significantly dependent on the successful development of our call center solution.  However, no assurance can be given that we will be able to develop a call center solution in a timely manner or at all. Our business will fail if we can not successfully implement our business plan or successfully market our call center product, services and capabilities.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability successfully to develop our hosted call center product, to provide our services, and eventually our ability to generate operating revenues will depend on our ability to obtain the necessary financing to implement our business plan. We have raised a total of $50,000 to date through the sale of shares of our common stock.  As of January 31, 2010, we had cash of approximately $20,600 remaining from such financing, which we believe to be sufficient to fund our operations for the next 4-6 months in order to develop our website, hire a third party contractor to develop our software and call center capabilities, and establish profitable operations. However, we will require additional financing through issuance of debt and/or equity in order to expand our operations or business plan beyond that time, and such financing, if required, may not be forthcoming.  As has been widely reported, global and domestic financial markets and economic conditions have been, and continue to be, disrupted and volatile due to a variety of factors, including the current weak economic conditions.  As a result, the cost of raising money in the debt and equity capital markets has increased substantially while the availability of funds from those markets has diminished significantly, even more so for smaller companies like ours. If such conditions and constraints continue, we may not be able to acquire additional funds either through credit markets or through equity markets and, even if additional financing is available, it may not be available on terms we find favorable.  At this time, there are no anticipated sources of additional funding in place. Failure to secured additional funding when needed will have an adverse effect on our ability to meet our obligations and remain in business.

We expect to suffer losses in the immediate future.

Since our inception on June 5, 2008, we have incurred accumulated net losses of $21,910 and we expect to continue to incur operating losses in the immediate future. These losses will occur because we do not yet have any revenues to offset the expenses associated with the implementation of our business plan, the development of a network of resellers and the development of our website. We cannot guarantee that we will ever become successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Our customers are small and medium-sized businesses, which can be challenging to cost-effectively reach, acquire and retain.

We plan to market and sell our application suite to small- and medium-sized businesses (“SMBs”), or companies with 10 to 500 employees. To grow our revenue, we must add new customers, sell additional services to existing customers and encourage existing customers to maintain our services. However, selling to and retaining SMBs can be more difficult than selling to and retaining large enterprises because SMB customers:

•	are more price sensitive;

•	are more difficult to reach with traditional marketing campaigns;

•
often have a higher turnover rate or attrition rate with respect to their customer base than larger enterprises, which can affect their ability to steadily support their business and remain in business;

•	often require higher sales, marketing and support expenditures by vendors that sell to them per revenue dollar; and

•	are more vulnerable to negative changes in the general economic environment that may disrupt continued business operations.

If we are unable to cost-effectively market and sell our service to our target customers, our ability to grow our revenue quickly and become profitable will be harmed.

If our security measures are breached and unauthorized access is obtained to our customers’ data, we may incur significant liabilities, our service may be perceived as not being secure and customers may curtail or stop using our services.

The product and services we plan to offer will involve the storage of our customers’ sensitive information. If our security measures are breached as a result of third-party action, employee error, malfeasance or otherwise, and someone obtains unauthorized access to our customers’ data, we could incur significant liability to our customers and to individuals or businesses whose information was being stored by our customers. If this happens, our business may suffer and our reputation will be damaged. Because techniques used to obtain unauthorized access to or to sabotage systems change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventive measures. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed and we could lose sales and customers. We do not have, and are likely not to have for the foreseeable future, insurance that will adequately cover any liability to a customer under these circumstances.

We rely heavily on VoIP and any interruption in service could affect our ability to provide our service effectively and efficiently.

Our product and services will leverage on VoIP technology combined with CRM software. Any interruption or difficulties that may be experienced in our VoIP service will greatly affect our ability to effectively and efficiently provide our product and services to our customers and will directly affect our customers.  In turn, our sales will suffer and our revenues will decline.

If we are unable to sell our product and service into new markets, our revenue will not grow as expected.

Our ability to attract new customers and increase revenue from existing customers will depend in large part on our ability to introduce and sell our product and service into new markets. These new markets into which we attempt to sell our product and our service, whether new vertical markets and/or new countries or regions, may not be receptive to our offering. If we are unable to successfully sell our products and/or services into new markets, our revenue will not grow as expected.

Assertions by a third party that we infringe its intellectual property, whether successful or not, could subject us to costly and time-consuming litigation or expensive licenses.

The software and technology industries are characterized by the existence of a large number of patents, copyrights, trademarks and trade secrets and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. As we face increasing competition, the possibility of intellectual property rights claims against us may grow. Our technologies may not be able to withstand any third-party claims or rights against their use.  Any claim alleging infringement of patents, copyrights, trademarks or trade secrets could harm our relationships with our customers, may deter future customers from purchasing our product or service, or could expose us to litigation for these claims.

We may have to pay damages or stop using technology found to be in violation of a third party’s rights if a successful intellectual property claim is brought against us or a customer. We may have to seek a license for the technology we use, which may not be available on reasonable terms, if at all.  If we are able to enter into such a license agreement, it may be on terms that will significantly increase our operating expenses or may require us to restrict our business activities in one or more respects. As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense and may not be accepted by our customers and prospects.

Material defects or errors in the software we develop could harm our reputation, may cause us to become liable to our customers, may result in the loss of existing customers, or may result in a significant costs to us and impair our ability to sell our product and provide our service.

The software applications underlying our services are inherently complex and may contain material defects or errors, particularly when first introduced or when new versions or enhancements are released. Any defects that cause interruptions to the availability of our services could result in:

•	a reduction in sales or delay in market acceptance of our services;

•	sales credits or refunds to our customers;

•	loss of existing customers and difficulty in attracting new customers;

•	diversion of development resources;

•	harm to our reputation; and

•	increased warranty and insurance costs.

Any errors, defects or other performance-related issues regarding the software used for our product and service may result in customers electing to terminate the purchase of our product and/or our service, or delay or withhold payment to us which may result in a significant loss for the Company. Customers may also make warranty claims against us, which could result in an increase in our provision for doubtful accounts, an increase in collection cycles for accounts receivable or costly litigation. We do not maintain and do not expect to maintain in the foreseeable future, insurance adequately to cover these risks.

If our estimates related to expenditures are erroneous or inaccurate, our business will fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of expenditures for legal and accounting services, including those we expect to incur as a publicly reporting company, website development, and administrative expenses, which management estimated to aggregate approximately $50,000 over the first 12 months of our development phase.  If such estimates are erroneous or inaccurate, or if we encounter unforeseen costs, we may not be able satisfactorily to execute our business plan, which could result in the failure of our business and you could lose your entire investment.

We are in a competitive market which could impact our ability to gain market share which could harm our financial performance.

The business of providing hosted call center solutions is competitive. The barriers to entry on the Internet are relatively low, and we will likely face competitive pressures from companies that have been established for a period longer than we have and those that have greater financial resources. If we cannot gain enough market share, our business and financial performance will be adversely affected.

We need to retain key personnel to support our product, service and ongoing operations.

The development and the marketing of our product and service will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued service of Mario Jakiri Tolentino, our President, Treasurer and Director, who is developing the relationships on which we will rely to implement our business plan. The loss of Mr. Tolentino’s services could negatively impact our ability to develop sell our product, which could adversely affect our financial results and impair our operations.

Risks Relating to Our Common Stock

There is currently no public market for our securities, and there can be no assurance that any public market will develop or that our common stock will be quoted for trading.

There is no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering by the selling stockholders, or, if developed, be sustained. After the effective date of the registration statement of which this prospectus is a part, we intend to try to identify a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted.  We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our market maker’s application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a public market may not materialize or even if a public market-materializes will be sustained.

If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the Over-the-Counter Bulletin Board or a public trading market does not develop, purchasers of the shares of common stock may have difficulty selling or be unable to sell their securities should they desire to do so, rendering their shares effectively worthless and resulting in a complete loss of their investment.

Because we will be subject to “penny stock” rules if our shares are quoted on the Over-the-Counter Bulletin Board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission (the “SEC”). Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules. If a trading market does develop for our common stock, these regulations will likely be applicable, and investors in our common stock may find it difficult to sell their shares.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA rules require that, a stockbroker, in recommending an investment to a customer, have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, stockbrokers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low-priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for brokers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer brokers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold pursuant to this offering, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

If quoted, the price of our common stock may be volatile, which may substantially increase the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

Even if our shares are quoted for trading on the Over-the-Counter Bulletin Board following this offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

•	variations in quarterly operating results;

•	our announcements of significant commissions and achievement of milestones;

•	our relationships with other companies or capital commitments;

•	additions or departures of key personnel;

•	sales of common stock or termination of stock transfer restrictions;

•	changes in financial estimates by securities analysts, if any; and

•	fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

Our insiders beneficially own a significant portion of our stock, and accordingly, may have control over stockholder matters, our business and management.

As of May 4, 2010, our officer and directors beneficially owned 1,520,000 shares of our common stock in the aggregate, or approximately 69.09% of our issued and outstanding common stock. As a result, our officer and directors will have significant influence to:

•	elect or defeat the election of our directors;

•	amend or prevent amendment of our articles of incorporation or bylaws;

•	effect or prevent a merger, sale of assets or other corporate transaction; and

•	affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our insiders, new investors may not be able to effect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our officer and directors, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We arbitrarily determined the price of the shares of our common stock to be resold by the selling stockholders pursuant to this prospectus, and such price may not reflect the actual market price for the securities.

The initial offering price of $0.10 per share of common stock offered by the selling stockholders pursuant to this prospectus was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock that may develop in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public price at which our stock is quoted. Moreover, recently the stock markets have experienced extreme price and volume fluctuations which have disproportionately had a negative effect impact on smaller companies. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management’s attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

Because we do not intend to pay any dividends on our common stock, holders of our common stock must rely on stock appreciation for any return on their investment.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on stock appreciation, if any, to earn a return on their investment in our common stock.

Additional issuances of our securities may result in immediate dilution to existing shareholders.

We are authorized to issue up to 50,000,000 shares of common stock, $0.001 par value per share, of which 2,200,000 shares of common stock are currently issued and outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common, and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. We may issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders’ interests, which will negatively affect the value of your shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may,” “will,” “should,” “plans,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 3, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the “Management’s Discussion and Analysis of Financial Condition and Results of Operation” section beginning on page 32, and the section entitled “Our Business” beginning on page 19, as well as those discussed elsewhere in this prospectus. Other factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholders pursuant to this prospectus. The selling stockholders named herein will receive all proceeds from the sale of the shares of our common stock in this offering. Please see “Selling Stockholders” beginning at page 12.

We will pay all expenses (other than transfer taxes) of the selling stockholders in connection with this offering.

DETERMINATION OF THE OFFERING PRICE

There is no established public market for our shares of common stock. The offering price of $0.10 per share was determined by us arbitrarily. We believe that this price reflects the appropriate price that a potential investor would be willing to invest in our common stock at this stage of our development. This price bears no relationship whatsoever to our business plan, the price paid for our shares by our founder, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the market price, if any, of the common stock that may develop in a trading market after this offering, which is likely to fluctuate.

The selling stockholders will offer the shares of common stock for resale at $0.10 per share until our shares are quoted on the Over-the-Counter Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. See “Plan of Distribution” beginning at page 14 for additional information.

MARKET FOR OUR COMMON STOCK

Market Information

There is no established public market for our common stock.

After the effective date of the registration statement of which this prospectus forms a part, we intend to try to identify a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a liquid or viable market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

We have issued 2,200,000 shares of our common stock since our inception on June 5, 2008. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

Holders

We had 37 holders of record of our common stock as of May 4, 2010.

Securities Authorized for Issuance under Equity Compensation Plans

We have not established any compensation plans under which equity securities are authorized for issuance.

DIVIDEND POLICY

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our product. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

DILUTION

The shares of common stock to be sold by the selling stockholders are shares that are currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders as a result of the offering by the selling stockholders pursuant to this prospectus.

SELLING STOCKHOLDERS

The selling stockholders named in this prospectus are offering all of the 700,000 shares of common stock offered through this prospectus. The selling stockholders acquired their securities between August 1, 2008 and October 27, 2008, through a private placement of our common stock effected pursuant to Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), thus exempting such offering from the registration requirements of the Securities Act.

The following table provides as of May 4, 2010, information regarding the beneficial ownership of our common stock held by the selling stockholders, including:

1.	The number and percentage of shares beneficially owned prior to this offering;

2.	The total number of shares to be offered hereby; and

3.	The total number and percentage of shares that will be beneficially owned upon completion of this offering.

All expenses incurred with respect to the registration of the offering by the selling stockholders of these shares of common stock (other than transfer taxes) will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling stockholders in connection with the sale of such shares.

The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the selling stockholders and we have not independently verified this information. The selling stockholders are not making any representation that any shares covered by this prospectus will be offered for sale. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock covered hereby.

For purposes of this table, beneficial ownership is determined in accordance with the SEC rules, and includes investment power with respect to shares and shares owned pursuant to warrants or options exercisable within 60 days, if applicable. Except as indicated below, the selling stockholders are not the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

None of the selling stockholders:

(i)           has had a material relationship with us or any of our affiliates other than as a stockholder at any time within the past three years, except for Yolanda B. Orendain, who is the wife of Owen A. Orendain, one of the Company’s directors;
(ii)          has served as one of our officers or directors; nor
(iii)         is a registered broker-dealer or an affiliate of a broker-dealer.

	Beneficial Ownership Prior to this Offering(1)		Number of Shares	Beneficial Ownership After Offering
Name of Selling Stockholder	Number of Shares	Percent(2)	Being Offered	Number of Shares	Percent(2)

Katrina Orpilla	20,000	*	20,000	0	0
Balmeo Florabelle Flora	20,000	*	20,000	0	0
Eden I. Garcia	20,000	*	20,000	0	0
Elizabeth T. Raza	20,000	*	20,000	0	0
Crisanta Tenebro	20,000	*	20,000	0	0
Erneoyn Soriano Tuusan	20,000	*	20,000	0	0
Joenel Del Rosario Acedre	20,000	*	20,000	0	0
Louie A De La Cruz	20,000	*	20,000	0	0
Leila Arana Atilano	20,000	*	20,000	0	0
Bernadette Alvarez	20,000	*	20,000	0	0
Eugene G. Valencia(3)	20,000	*	20,000	0	0
Dorothy B. Valencia(3)	20,000	*	20,000	0	0
Mohamed Shafii Bin Abdollah	20,000	*	20,000	0	0
Mohamed Ridwan Bin Noor Mohamed	20,000	*	20,000	0	0
Hasnah Binte Abdul Hamid	20,000	*	20,000	0	0
Faisal Khan Bin Hussein Khan Surattee	20,000	*	20,000	0	0
Jowi Joven	20,000	*	20,000	0	0
Lee Wai Kay(4)	20,000	*	20,000	0	0
Marina Returco Lee(4)	20,000	*	20,000	0	0
Tisha Mei Pulmones	20,000	*	20,000	0	0
Marcelina De La Cruz	20,000	*	20,000	0	0
Crecelia Ritchie Anne N. Villaflor	20,000	*	20,000	0	0
Benedicto Donato Lunar	20,000	*	20,000	0	0
Merian C. Bulanadi	20,000	*	20,000	0	0
Myla Cena Medrano	20,000	*	20,000	0	0
Angela L. Benedicto	20,000	*	20,000	0	0
Ma Gemma Velia Navarra Apura	20,000	*	20,000	0	0
Lenette M. Uy	20,000	*	20,000	0	0
Catherine Isip Faundo	20,000	*	20,000	0	0
Florence Dela Cruz Batara	20,000	*	20,000	0	0

Yolanda B. Orendain(5)	20,000	*	20,000	0	0

	Beneficial Ownership Prior to this Offering(1)		Number of Shares	Beneficial Ownership After Offering
Name of Selling Stockholder	Number of Shares	Percent(2)	Being Offered	Number of Shares	Percent(2)
Mary Elizabeth Dumale	20,000	*	20,000	0	0
Nina Milagros S. Gabriel	20,000	*	20,000	0	0
Gaudette Dumlao Orense	20,000	*	20,000	0	0
Amelito D. Velasquez	20,000	*	20,000	0	0
TOTAL	700,000	31.82%	700,000	0	0

*	Represents less than 1%

(1)
The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table.  The numbers in this table assume that the selling stockholders will not sell shares of common stock not being offered pursuant to this prospectus or purchase additional shares of common stock, and assumes that all shares offered are sold.

(2)	Applicable percentage of ownership is based on 2,200,000 shares of common stock outstanding as of May 4, 2010.

(3)	Eugene G. Valencia and Dorothy B. Valencia are husband and wife, and accordingly collectively own an aggregate of 40,000 shares.

(4)	Lee Wai Kay and Marino Returco Lee are husband and wife, and accordingly collectively own an aggregate of 40,000 shares.

(5)
Yolanda B. Orendain is the wife of Owen A. Orendain, one of the Company’s directors.  Mr. Orendain expressly disclaims beneficial ownership of the shares of common stock of the Company owned by his wife.

PLAN OF DISTRIBUTION

This prospectus relates to the registration 700,000 shares of our common stock on behalf of the selling stockholders named herein.

Each selling stockholder may sell some or all of his, her or its shares at a fixed price of $0.10 per share until our shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by the selling stockholders must be made at the fixed price of $0.10 until a market develops for our common stock.

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary broker transactions, which may include long or short sales;

•	transactions involving cross or block trades on any securities or market where our common stock is trading;

•	purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	privately negotiated transactions;

•	at the market to or through market makers or into an existing market for the shares;

•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise);

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents; or

•	any combination of the foregoing.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our selling stockholders or we will engage an underwriter in the selling or distribution of our shares.

We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $19,000.

The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in their offer and sale of their shares of common stock. The selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be underwriters, they must comply with applicable laws and may among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus from time to time, as may be required by such broker or dealer, and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities permitted under the Exchange Act.

Any commissions received by broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

State Securities - Blue Sky Laws

Transfer of our common stock may be restricted under the securities regulations or laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the Blue Sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state Blue Sky-law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the shares of our common stock for an indefinite period of time.

“Penny Stock” Restrictions

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules. If a trading market does develop for our common stock, these regulations will likely be applicable, and investors in our common stock may find it difficult to sell their shares.

Regulation M

We have informed the selling stockholders that Regulation M promulgated under the Exchange Act may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the shares or any right to purchase the shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the selling stockholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the selling stockholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the shares.

We also have advised the selling stockholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Regulation M may prohibit the selling stockholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so. We have advised the selling stockholders that they should consult with their own legal counsel to ensure compliance with Regulation M.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $ 0.001 per share.

The holders of our common stock:

•	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

•	Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	Do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The shares of common stock are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or  pari passu , each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

At any general meeting, subject to the restrictions on joint registered owners of common shares, on a showing of hands every stockholder who is present in person and entitled to vote has one vote, and on a poll every stockholder has one vote for each share of common stock of which he is the registered owner and may exercise such vote either in person or by proxy. To the knowledge of our management, at the date hereof, our officer and directors are the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See “Security Ownership of Certain Beneficial Owners and Management.”

We refer you to our Articles of Incorporation and Bylaws, copies of which were filed with the registration statement of which this prospectus is a part, and to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

As of May 4, 2010, there were 2,200,000 shares of our common stock issued and outstanding.

Options, Warrants and Rights

There are no outstanding options, warrants, or similar rights to purchase any of our securities.

Preferred Stock

We are not authorized to issue preferred stock.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

Transfer Agent

We do not currently have a Transfer Agent but we are in the process of retaining one.

SHARES ELIGIBLE FOR FUTURE SALE

There is no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We currently have outstanding an aggregate of 2,200,000 shares of our common stock. Of these shares, upon effectiveness of the registration statement of which this prospectus forms a part, the 700,000 shares covered hereby will be freely transferable without restriction or further registration under the Securities Act.

The remaining 1,500,000 restricted shares of common stock to be outstanding are owned by our officer and directors, known as our “affiliates,” and may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 under the Securities Act or otherwise.

Rule 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is one of our affiliates, or has been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell his or her securities, provided that he or she sells an amount that does not exceed 1% of the number of shares of our common stock then outstanding, or 22,000 shares immediately after this offering by the selling stockholders (or, if our common stock is listed on a national securities exchange, the average weekly trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale), subject to the continued availability of current public information about us, compliance with certain manner of sale provisions, and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.

Rule 144 is not available for resales of restricted securities of shell companies or former shell companies until one year elapses from the time that such company is no longer considered a shell company.

EXPERTS

The financial statements included in this prospectus, and in the registration statement of which this prospectus is a part, have been audited by Li & Company, PC, 178 Tamarack Circle, Skillman, NJ  08558, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the us, nor was any such person connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

LEGAL REPRESENTATION

The validity of the issuance of the common stock offered hereby will be passed upon for us by Gersten Savage LLP, 600 Lexington Avenue, New York, New York 10022, included in the opinion letter filed as an exhibit to the registration statement of which this prospectus forms a part.

OUR BUSINESS

OVERVIEW

We were incorporated in the state of Nevada on June 5, 2008. Our offices are currently located at Block 225, 02-213, Tampines St 23, Singapore 521225. Our U.S.-based telephone number is (702) 553-3026.  Our website, which is currently being developed, is  www.online-tele-solutions.com .  The information that is or will be contained on our website does not form a part of the registration statement of which this prospectus is a part.

We intend to provide online hosted call center services for small- and medium-sized companies, which is described further below.

MARKET OPPORTUNITY

Many businesses are using call centers to gain visibility in the marketplace, some for direct sales and marketing, while others use call centers to resolve customer product and service inquiries.  Businesses of all sizes use call centers, including Fortune 500 companies with multi-national operations, and small businesses, such as local banks, insurance companies and hospitals, use call centers for a variety of customer service, marketing and sales programs.

Most call centers have used Customer Relationship Management (“CRM”) software programs like ACT! by Sage Software,  one of the leading selling contact and customer management software programs, to track and record sequential contacts and discussions with customers. Initially, CRM software programs were loaded onto a personal computer as a stand-alone application.  As such, a company using CRM would be required to purchase one copy for every personal computer that served as a workstation for its staff.  Today, with the use of local area networks, CRM software has been adapted for simultaneous multi-users.

We believe that the Internet has become a universal delivery platform.  Through the Internet existing vendors are able to refine the CRM software into an Internet-delivered service and are able to enhance that product offering by hosting it on a company’s server(s) and delivering it to individual customers via the Internet.  We intend to capitalize on this particular delivery method by offering a hosted call center service that borrows the style of methodology being offered by existing vendors and packaging it for the small business sector.  Based on our initial research, we believe we can deliver a hosted call center solution that will be affordable in cost and equal to, and in some cases surpass, those call center solutions that are currently available in the market.

A hosted call center is a call center without in-house distribution equipment. The PBX, automated call distributor (“ACD”) and related equipment are hosted by a third party. Virtual call centers, also called "hosted call centers," enable agents to work in remote locations. Calls may come in and out via regular telephone lines or voice over IP (VoIP).

We provide a hosted environment that will allow our customer to have their own call center without investing in an in-house solution. We intend to provide call-center software to our customers which will enable them to handle outbound calls, inbound calls and a combination of both from their own locations.  We will host their customer calling data on our servers, and our customers will be able to access the functionality of our software via a web browser such as Internet Explorer.  We refer to this in this prospectus our “hosted call center” or “hosted software” solution, services or product.

We believe that many companies require a robust yet inexpensive integrated call center solution that combines best practices of CRM with VoIP in order to maintain contact with their existing customers and establish contact with prospective customers.  Through our online hosted call center services, we intend to address such needs by providing a software solution for small call centers with advanced functionality that is typically available only in high-end solutions, such as CRM, VoIP and telephony-CRM integration.

Our intended customers are small call centers and businesses seeking to set-up their own call centers.  Our intended customers are businesses with between 10 and 500 employees, particularly the lower and middle range of this market, or companies with fewer than 200 employees.  By subscribing to our service, these businesses will use our hosted call center solution rather than deploy their own, which, we believe, in turn, will provide them with substantial economic savings as well as the opportunity to focus on their core competency.  Moreover, our product/service will eliminate the need for companies seeking to establish a call center to retain the personnel to maintain their operations.

PRODUCTS AND SERVICES

Our research has helped us better to understand the call center products currently available in the market, as well as how we can develop a product to fill the gap in the marketplace. We believe that existing online call center products appear to restrict or limit the number of advanced functions available to subscribers, choosing instead to attract subscribers with low prices rather than the quality of the product or the functions made available to each customer. Additionally, upon subscription, most existing companies that provide hosted call center services require their customers to pay additional fees for separately priced modules or functions.

As described above, we intend to provide call-center software to our customers which will enable them to handle outbound calls, inbound calls and a combination of both from their own locations.  We will host their customer calling data on our servers, and our customers will be able to access the functionality of our software via a web browser such as Internet Explorer.  Our online hosted call center services will include the best practices of CRM, web technologies and VoIP.  Our hosted call center product offering will target the needs of the small and medium sized call center operators, companies seeking to deploy their own internal call center, or individual customers.  By subscribing to our service and through the use of our product, our customers will have the ability to handle outbound calls, inbound calls and a combination of both.

We can offer no assurance that we will be successful in developing and offering our products and services.  Any number of factors may impact our ability to develop our products and services, including our ability to obtain financing if and when necessary; the availability of skilled personnel; market acceptance of our products, if they are developed; and our ability to gain market share.  Our business will fail if we cannot successfully implement our business plan or if we cannot develop or successfully market our products and services.

Registration Process

Upon visiting our web site, customers will find general information about our Company and about the products and services we provide. Interested parties will be able to register with us at no cost and upon registration, each subscriber will receive email updates, a quarterly newsletter which we plan to produce once our business is operational and other pertinent announcements that may be disseminated to customers and potential customers.

We intend for the online registration process to collect contact information about the subscriber. We anticipate that this data will be converted to form part of the subscriber’s private section on our web site. A survey will also be conducted wherein each subscriber will be requested to share his, her or its objectives or reasons for interest in our product. Collecting and reviewing this type of information will assist our staff in future discussions with the subscriber and will further assist us in our product development.

Subscriber Portal

Our plans anticipate that once the registration process is complete, each subscriber will be directed to the “Subscriber Portal.” The Subscriber Portal will be a dedicated web page created for each subscriber that registers with us. Each subscriber that chooses to register for our services will be able to access our product and service immediately upon payment through the Subscriber Portal.  The Subscriber Portal will be developed around a CRM platform that provides each customer with an easy-to-use web interface. Information about the qualitative and quantitative nature of customer contacts will be managed from a single user’s interface.

Our product will be developed in modular fashion, which means it will be developed as separate functional modules rather than one program, and then linked together so as to offer an integrated solution for our customers.  We believe that developing our software this way will provide greater flexibility for future development and customization of the software.  It will also enable us to provide the users of the software with the ability to add and drop functions, and customize the software for their use.

Each customer will also be given the ability to customize the feel and look of the Subscriber Portal.  In addition, each customer will be able to add and delete functions from his, her or its Subscriber Portal. This function is intended to simplify the interface for those customers who do not need the full functionality of our product.

Access Levels

Customers will have multiple access levels to the Subscriber Portal, one for the subscribing company’s general use (the Company Access), one for the company’s managers and one for each user at the Company.

Company Access – We will provide a subscribing company with general access which will permit the subscribing company to manage, add, edit and suspend Manager and User Accesses.

Manager Access – Those with Manager Access will be able to add, edit and suspend the access of particular Users assigned to such Manager. Managers are also able to access active conversation between users and are given the ability to join active conversations between users, as well as give instruction to support staff.  Moreover, Managers are able to record calls, whether randomly or all calls for specific operators as well as review the calls and the records of certain operators.

Users Access –This is the interface that each user will use to access customer records needed to support a customer or a process.

Administrative Portal

The Administrative Portal section of the web site is for our Company’s use through which we will be able to handle the back office functions of working with our customers. The Administrative Portal will be password protected and will feature high level encryption in order to prevent unauthorized access.  Our officer and employees will be able to monitor web site activity, activate and revoke password access as deemed necessary and produce monthly, quarterly and annual reports as needed through the Administrative Portal.

PRODUCT DEVELOPMENT TIMELINE

Early Stage Development - We plan to launch an “information only” web site early in calendar 2010. By doing so we hope we will be able to begin building interest in our Company during the development phase, and that this will encourage web site visitors to return at a later date.

Hiring of Contractor for Software Development – We intend to hire an outside contractor for software development, which will entail integrating an open source telephony software program with an open source CRM program. We identified several prospective candidates through internet searches and through our officer’s and directors’ personal contacts, and considered their design and development skills and experience, as well as their pricing. Ultimately, we selected a contractor to complete the initial database design that was recommended to us and whose prices were reasonable and within our budget.  We expect the initial work, which includes completion of our “information only” website, will be completed within approximately one month from the date of this prospectus.   We expect the balance of the project, which includes development of our software, will be completed within approximately three to four months of the date of this prospectus.

Data Center Selection – The selection of a data center which leases and collocate servers, where we will host our servers, is essential to our success. Service quality and reliability are critical to our selection process. We plan to lease two development servers during the second half of 2010 and two production servers during 2011.

Evaluation - We intend to invest in two computers to be used as development servers. One will be used for the telephony software and the other one for the CRM software.

We will evaluate several telephony and CRM software and determine which solution best serves our needs. We will develop a requirement list that will assist us in the selection of software. The selection will be based on:
-           Availability of needed functionality in the software;
-           The ability to customize and add functionality to software; and
-           The ability to integrate the telephony software to the CRM software

We anticipate that the process of evaluating telephony and CRM software will take approximately two months.

Specifications and High-Level Design - - We intend to develop, with the assistance of our contractor, the detailed specifications for the product. This includes:
-           The way the telephony and CRM software interact with each other;
-           Adapting the CRM and VoIP softwares to work in a hosted environment; and
-           Developing the graphical interfaces for the user as well as the back office administrative area

It is anticipated that this process will take approximately one and a half months.

Installation and Integration - During this phase, our contractor will install the telephony and CRM software and commence the integration of the two in order to determine whether each component works seamlessly with the other.  It is during this phase that it is determined whether our telephony system will accurately be able to detect the phone number of a customer service representative upon receipt of a call and whether such information is accurate and effectively passed into the CRM software.  Upon receipt by the CRM software of the required information, our system will cross reference it with the database and load the customer’s information to the customer service representative computer.

It is anticipated that the Installation and Integration phase will take approximately two months.

Customization of Customer Interface(s) - During this phase, we will modify each interface to include telephony specific functions such as answering a call, making a call, recording a call, measuring the length of the call and the like, as required by each customer.  We expect this phase to take approximately three months of development.

Development of Reseller Interface - -  We will develop a Reseller Interface which will enable each reseller to review the number of sales made, the commission earned by each reseller, commission paid to each reseller and the commission he is owed by our Company. We expect that we will spend three weeks on the development of the reseller interface.

Integration of the Solution to our web site - Our outside contractor will be responsible for the integration of the product into our web site. The integration process is intended to enable our customers to register for service from our web site and further permit agents to login to their accounts from our site. Our site will also include a free demonstration which potential customers can subscribe to. We expect that this process will take approximately one month.

Development of training material - Our officer, with the assistance of our contractor, will be responsible for the development of the necessary training materials and Frequently Asked Questions for future customers’ use.  The training material will be available on our web site.

Beta Trial -  We intend to conduct a Beta trial with a select group of resellers and customers prior to the formal launch of our product. The feedback of the trial will be used to affect future modifications and enhancement to our initial system.  We expect that the Beta test period will last approximately three weeks and any necessary corrections or improvements to our system based on the Beta trial will take another three weeks. Non-critical feedback will be incorporated into the development schedule for  our second year of operations.

We plan to use industry-standard, 128-bit encryption for all web pages delivered to our customers, and to encrypt our customers’ data on our system in order to secure their information.

Fees and Payment Method

For our product and services, we intend to charge a $1,000 one-time set-up fee per customer. We will then charge a flat fee of $100 per user at the company, per month.  We plan to generate additional revenue from providing services for inbound and outbound calls. We will charge $0.02 for outgoing minutes and $0.016 for incoming minutes.

We will initially block outgoing calls to regions outside of Canada and United States.  Calls coming in from regions other than the United States and Canada will not be similarly restricted.  We intend to unblock outgoing international calls upon developing a pre-paid solution through which our customers will be able to make international calls as long as they have a positive balance in their account with us; and implementing processes to minimize the impact of fraudulent calls.  Since call centers primarily serve a regional or national service area, we do not believe that blocking calls to regions outside the United States and Canada will impact the success or our business or our ability to gain customers and create revenues.

Variable telephony charges will depend on the number of minutes used.

We plan to use the internationally recognized PayPal.com system (http://www.paypal.com/) for all financial transactions.  PayPal is a credit card merchant and a financial services company that accepts and clears all customer credit card payments on behalf of participating merchants, such as our company.  We intend to use PayPal because it does not require a long-term commitment.

COMPETITION AND COMPETITIVE STRATEGY

Our intended business is in a competitive industry segment. Hosted CRM product offerings have been around for a number of years.  However, hosted call center solutions are new to the market.

As described above, a hosted call center is a call center without in-house distribution equipment. The PBX, automated call distributor (“ACD”) and related equipment are hosted by a third party. Virtual call centers, also called "hosted call centers," enable agents to work in remote locations. Calls may come in and out via regular telephone lines or VoIP.  Hosted CRM software products are products that track and record sequential contacts and discussions with customers, but typically do not include an integration to VoIP or phone services.  A hosted CRM/call center solution combines these two services.

We have identified two companies that are offering products and services very similar to our prospective offering and these competitors have significantly greater resources than we do. They are Five9, Inc. and Vocalcom.

Five9, Inc.:  Based on a study of the literature provided on its website, Five9, Inc. (www.Five9.com) offers inbound and outbound calling solutions, but does not seem to offer a complete CRM/call center solution because it does not offer its own CRM solution.  Instead, its customers are required to integrate with a 3rd party CRM provider which adds extra costs.  Below is a cost comparison between our combined solution and the cost of paying for Five9.com.  The information in the table assumes a call center with 5 stations.

	Five9, Inc.	Online-Tele Solutions
Set-up	$1,200.0	$1,000.0
Monthly	$625.0	$500.00
Usage	$0.023/min for inbound $0.016/min for outbound	$0.02 for inbound $0.016 for outbound

Vocalcom: Vocalcom is a company that provides call center software and VoIP solutions. Based on information available on Vocalcom’s website in July 2009 ( http://www.vocalcom.com ), the company has approximately 500,000 agents which are using its products in 38 countries around the world.  The company currently charges a fee of $1,500 per user per month, compared to our fixed monthly fees of $500.00.

We believe that these companies price their services on the basis of a large business customer, or companies with over 500 employees that need to access the call center software.  In order to be able to provide a fully integrated solution at a lower cost to those of our competitors, we intend to market our services to smaller companies, or companies with between 10 and 500 employees, and target the lower and middle range of this market, or companies with fewer than 200 employees.  Our research shows that a majority of companies dedicate 5% to 10% of their total employees to operate a call center.  For example, companies with 200 or fewer employees will seek to create call centers of 10 to 20 staff members.  Software solutions for smaller call centers do not need to be as complex as solutions for larger call centers, and therefore are less expensive to develop, maintain and service.  Our call center solution will be developed for this small call center market and therefore will be cheaper. Our cost savings will be passed on to our customers.

There are several other private companies that offer hosted CRM-only solution but based on our research, most of these companies do not offer integrated call center solutions while others offer on-site products and integration services. We do not deem these companies to be in direct competition with us.

MARKETING & SALES STRATEGY

Our marketing strategy will be focused on developing a network of resellers and building our brand name. We plan to use a number of marketing tactics to develop brand name.

Our directors will initially use their own network of personal contacts in the small and medium business sector in order to generate business for us.  This will entail direct telephone contact during the 12-month period following the date of this prospectus, email newsletter and online demonstrations.

As part of our growth strategy, we plan to identify, recruit and develop a network of resellers that are already working with small business owners. At that same time, we intend to sell directly to end users through our web site. Our goal is to shift the sales and marketing operations to our reseller community over a period of several years.

Our research has led us to conclude that an effective component of a marketing strategy to identify business owners is through their professional advisors. We plan to promote our products and services to information technology services firms with online email campaigns, testimonials in online advertising pieces and articles submitted to national and regional chapters about trends in small and medium size businesses. Approximately 12 months after the date of this prospectus, we intend to begin examining other marketing and promotional activities such as attending business trade shows to gain brand name exposure and attract more customers.

We also expect to attract customers through our web site. Once a potential reseller has subscribed with us, we intend to initiate contact with the reseller through one-on-one and group telephone discussions. During that time we will have an opportunity to learn more about the reseller’s business and how he, she or it engages small and medium business owners, the type of services he, she or it offers and how our product offering fits into what the reseller does.  We also intend to conduct online training and orientation sessions.

We also intend to use our “information only” web site as an online marketing tool. Our directors will use email to send out general information to potential subscribers and resellers and direct them to our web site for more details and to view the online demonstration.

Online Advertising

We intend to undertake an online advertising campaign using Google Adwords as a component of our marketing strategy. We have selected Google because of its status as one of the leading online search engines. The Google Adwords program will allow us the flexibility to customize the advertising campaign around our choice of keywords, length of time and frequency of insertions and the option to start and stop at times that are convenient to our schedule. We believe that using the Google Adwords will give us the maximum amount of online coverage at an affordable price and the flexibility to closely monitor the costs of the campaign.  We plan to use keywords that an online web visitor may use when looking for information about hosted call centers.

Approximately six months after the date of this prospectus, our directors will also begin to publish quarterly newsletters. We plan to rent or otherwise acquire bulk mailing lists in order to distribute our free newsletter. This marketing effort will be closely monitored to ensure compliance with federal and staff regulations so as not to infringe on or be seen as inappropriate email solicitations. If we feel that this is a viable marketing initiative, it will be rolled out in latter half of the second year of our operations following the date of this prospectus.

Industry Trade Shows

Our directors will be attending industry trade shows and offering to appear as guest speakers in order to boost our brand and our offerings in the marketplace. This is an important opportunity to meet face-to-face with potential subscribers and resellers.

Search Engine Optimization

Another facet of our marketing plan is to work on search engine optimization. Search engines are designed to search out keywords as online users look for the information they want. Meta-tags act as keywords that reside in the hidden infrastructure of a web page and help to highlight a web page when someone is using a search engine to find information. Relevant content is also essential to obtain higher ranking.  For example, by including keywords such as  “call center”  on our web page, the search engines will identify our web pages as a match for the search request. The effect of this marketing tactic is to have our web page appear higher on the list of results for the online user looking for information about a call center. Our research shows that the majority of online visitors typically look at the search results in descending order. The higher up the list a search result appears, the higher the probability that the online user will click through to the web site.

Sales Revenue

We anticipate that our revenue will come from two primary sources: first, from direct sales to small and medium business owners that subscribe to our online call center services and second, from our network of resellers.  We anticipate that our operations will begin to generate revenue approximately 12 to 24 months following the date of this prospectus.

One of our long-term goals is to educate and develop our network of resellers to be able to handle sales inquiries. In order to achieve this, we intend to actively solicit resellers during the 18 months following the date of this prospectus. We plan to have our reseller network attend routine and periodic training throughout their tenure to assure their competitiveness.

Our research suggests that resellers will come from a number of business categories. We anticipate working with resellers that include information technology companies, computer system integrators, management consultants, telephone interconnect companies and others companies that are involved in selling to small and medium businesses. A large part of our sales process will be devoted to online training of resellers and helping them to market our product to end users.

Our directors have already identified a number of prospective resellers through extensive internet research for information technology (“IT”) professional services companies, and plan to approach them during the product development period.  We intend to target businesses through their IT providers, and accordingly intend to focus on resellers that have national and regional reach.  We also plan to invite a small group to participate as Beta-test sites during the development process. We anticipate that the Beta-test sites will lead to the development of the initial members of our reseller community.

We will compensate our resellers on a commission basis, based on an agreed-upon percentage of the recurring monthly fee we will charge to our customers.

During the twelve-month period following the date of this prospectus, we will focus on product development and executing the initial stage of the marketing effort. We do not expect to earn any sales revenue during that time.

SOURCES AND AVAILABILITY OF PRODUCTS AND SUPPLIES

We believe there are no constraints on the sources or availability of products and supplies related to our development of our website and Internet-based business.

PATENTS, TRADEMARKS, LICENSES, FRANCHISE RESTRICTIONS AND CONTRACTUAL OBLIGATIONS & CONCESSIONS

We intend to protect our website with copyright laws. Beyond our trade name, we do not hold any other intellectual property.

EFFECT OF EXISTING OR PROBABLE GOVERNMENT REGULATION

We do not believe that government regulation will have a material impact on the way we conduct our business, however, any government regulation imposing greater fees for Internet use or restricting information exchange over the Internet could result in a decline in the use of the Internet and the viability of Internet-based services, which could harm our business and operating results.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

We have not incurred any research and development costs to date. We have plans to undertake certain research and development activities during the first 12 months following the date of this prospectus related to the development of our website.

EMPLOYEES

We have commenced only limited operations, and therefore currently have no employees other than our sole officer, who spends approximately 10 hours a week on our business.  Within the next twelve months, we intend to hire a full-time employee who will act as an executive sales person and first level support. His or her responsibility will include contacting potential resellers, responding to inquiries and training new resellers and subscribers.

As our business and operations increase, we will hire full time management and administrative support personnel.

DESCRIPTION OF PROPERTY

We do not own any real property. Our sole officer provides us with space located at Block 225, 02-213, Tampines St 23, Singapore, free of charge for at least the next 12 months.  This location serves as our primary office for planning and implementing our business plan.  We believe this space is sufficient for our current purposes and will be sufficient for the foreseeable future.

REPORTS TO STOCKHOLDERS

We are not currently a reporting company, but upon effectiveness of the registration statement of which this prospectus forms a part, we will be required to file reports with the SEC pursuant to the Exchange Act. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 A.M. to 3 P.M. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We will also make these reports available on our website once our website is completed and launched.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officer or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest. Our address for service of process in Nevada is c/o Business Filings Incorporated, 6100 Neal Road, Suite 880, Reno, NV 89501.

MANAGEMENT

The name, age and position of each of our current directors and executive officers are as follows:

Name	Age	Position
Mario Jakiri Tolentino	41	President, Treasurer and Director
Owen A. Orendain	39	Director

Mario Jakiri Tolentino – Mr. Tolentino has served as our Treasurer and Director since our inception on June 5, 2008.  He was appointed President on March 1, 2009 following the resignation of Mr. Geronimo Ferrer Abelanes as President, Secretary and Director on the same date.  Mr. Tolentino is an engineer who specializes in the area of satellite communications and VoIP telephony systems. Since 2005, he has worked as the SATCOMM Engineer for Rignet PTE Ltd. of Singapore where he is responsible for working with customers to document specifications, design and develop satellite based communication sub-systems.  From 1997 to 2005, Mr. Tolentino worked as a Satellite Engineer for ST Teleport PTE Ltd., also in Singapore. In this role he was responsible for the operation and maintenance of a satellite ground station, operation and control booth uplink, downlink of broadcast services and customer system co-locate services of IP over satellite VSAT network. He was also responsible for operating and maintaining the VSAT hub, organizing resources and configuration requirements, troubleshooting and system optimization. Mr. Tolentino graduated from the Saint Louis University in Baguio City, Philippines with a BSC in Electronics and Communication Engineering in 1989. He has also completed industry technical course in Global VSAT Technology, level 1 & 2, GVF (USA Standard).

Owen A. Orendain – Mr. Orendain was appointed our Director on March 1, 2009 following the resignation of Mr. Abelanes as a director on the same date.  Mr. Orendain is an engineer who focuses on media content for Ascent Media Pte Ltd., a provider of creative and technical services to the media and entertainment industries in Singapore.  He has held various engineering positions with Ascent since September 1997.  From August 1995 to September 1997, Mr. Orendain was a broadcast controller with ST Teleport Pte Ltd., a satellite and fibre communications solutions provider also in Singapore.  He has held this position since 2004. Mr. Orendain attained a Bachelor of Science in Electronics and Communications Engineering from the Intramuros Manila, Philippines, in March 1993.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of at least one member, and that our shareholders shall establish by resolution the number of directors from time to time. Each director serves for a term that expires until the next annual meeting of shareholders and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office, or death.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee “financial expert.” As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors, one of whom also serves as an officer of the Company. Thus, there is an inherent conflict of interest.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 5000(a)(19) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”), even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that Mr. Orendain is “independent” within the meaning of such rules, and that Mr. Tolentino does not currently meet the definition of “independent” as a result of his current position as our President and Treasurer.

Significant Employees

We have no significant employees other than the officer described above.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Stockholder Communications with the Board

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the Board of Directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

We have not paid since our inception, nor do we owe, any compensation to current or former officers for their services. We have not entered into any arrangements or employment agreements with our current sole officer, Mr. Tolentino, pursuant to which he will be compensated for any services provided to us as an officer, and we do not anticipate entering into any such arrangements or agreements with him or any future officer in the foreseeable future.

Outstanding Equity Awards at 2010 Fiscal Year-End

We do not currently have a stock option plan nor any long-term incentive plans that provide compensation intended to serve as an incentive for performance. No individual grants of stock options or other equity incentive awards have been made to our officers or directors since our inception; accordingly, none were outstanding at January 31, 2010.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There is currently no employment or other contract or arrangement with our sole officer. There are no compensation plans or arrangements, including payments to be made by us, with respect to our sole officer that would result from his resignation, retirement or other termination from us. There are no arrangements for our officer that would result from a change-in-control.

COMPENSATION OF DIRECTORS

We have not compensated our directors for their service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 5, 2008, we issued 750,000 shares of our common stock to Mr. Tolentino for a purchase price of $0.01 per share, or aggregate proceeds of $7,500.  We also issued 750,000 shares of our common stock to Mr. Abelanes, our former officer and director, for a purchase price of $0.01 per share, or aggregate proceeds of $7,500.  Following the issuance of these shares, Mr. Abelanes decided to leave the Company for personal reasons, and sold his shares to Owen A. Orendain, an existing shareholder, for a price of $0.01 per share (the same price at which he purchased the shares from the Company).  The 750,000 shares of common stock were transferred from Mr. Abelanes to Mr. Orendain on October 23, 2009.   Subsequently, Mr. Orendain was appointed a director of the Company.

We have not entered into any other transaction, nor are there any proposed transactions, in which our directors and officer, or any significant stockholder, or any member of the immediate family of any of the foregoing, had or is to have a direct or indirect material interest.

Our officer and directors may be considered promoters of the Company due to their participation in and management of the business since our incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of May 4, 2010 for our officer and directors.  There is no other person or group of affiliated persons, known by us to beneficially own more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the persons identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws, and the address for each person listed in the table is c/o Online Tele-Solutions Inc., Block 225, 02-213, Tampines St 23, Singapore  521225.

The percentage ownership information shown in the table below is calculated based on 2,200,000 shares of our common stock issued and outstanding as of May 4, 2010. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Common Stock	Mr. Mario Jakiri Tolentino,	750,000	34.09%
	President, Treasurer and Director
Common Stock	Mr. Owen A. Orendain, Director(1)	770,000	35.00%

	All officers and directors as a group (2 persons)	1,520,000	69.09%

(1)           Represents 750,000 shares of common stock owned directly and 20,000 shares of common stock owned by Mr. Orendain’s wife.  Mr. Orendain expressly disclaims beneficial ownership with respect to the shares of common stock owned by his wife.

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

We do not have any issued and outstanding securities that are convertible into common stock. Other than the shares covered by the registration statement of which this prospectus is a part, we have not registered any shares for sale by stockholders under the Securities Act. None of our stockholders are entitled to registration rights.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATION

The following discussion of our financial condition and results of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements and information relating to our business that reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties, including the risks in the section entitled Risk Factors beginning on page 3, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

Overview

We were incorporated in the state of Nevada on June 5, 2008. Our offices are currently located at Block 225, 02-213, Tampines St 23, Singapore 521225. Our U.S.-based telephone number is (702) 553-3026.  Our website, which is currently being developed, is  www.online-tele-solutions.com .  The information that is or will be contained on our website does not form a part of the registration statement of which this prospectus is a part.

We are a development stage company that has not generated any revenue and has had limited operations to date. From June 5, 2008 (inception) to January 31, 2010, we have incurred accumulated net losses of $21,910. As of January 31, 2010, we had total assets of $35,590, and total liabilities of $7,500, respectively. Based on our financial history since inception, our independent auditor has expressed substantial doubt as to our ability to continue as a going concern.

We intend to develop and offer Internet-based hosted call center services for small to medium sized companies, or companies with between 10 – 500 employees, that are seeking to establish their own internal support and telemarketing divisions. We intend to provide call-center software to our customers which will enable them to handle outbound calls, inbound calls and a combination of both from their own locations.  We will host their customer calling data on our servers, and our customers will be able to access the functionality of our software via a web browser such as Internet Explorer.  Our product will blend together features of Voice over Internet Protocol (“VoIP”) technology and customer relationship management (“CRM”) software. To date, we have secured office space, taken steps to retain a transfer agent, and have been in contact with professional advisors regarding legal compliance, accounting disclosure statements and financial reporting. We have also begun our planning for developing a website and searching for a contractor to develop that website.  We intend to launch our “information only” web site early in calendar year 2010.

During the 12-month period following the date of this prospectus, we will focus on product development and executing the initial stage of our marketing efforts. We do not expect to earn any sales revenue during this initial 12-month period of operations.  We anticipate that our revenue will come from two primary sources: first, from direct sales to small and medium business owners that subscribe to our online call center services and second, from our network of resellers.  We anticipate that our operations will begin to generate revenue approximately 12 to 24 months following the date of this prospectus.

We can offer no assurance that we will be successful in developing and offering our products and services.  Any number of factors may impact our ability to develop our products and services, including our ability to obtain financing if and when necessary; the availability of skilled personnel; market acceptance of our products, if they are developed; and our ability to gain market share.  Our business will fail if we cannot successfully implement our business plan or if we cannot develop or successfully market our products and services.

Activities to date

Our directors have done extensive research into this business opportunity, which includes internet searches using Google and Yahoo search engines and speaking with their personal contacts, over the past three months.  Based on the feedback from our own personal network and industry contacts, we are confident, although no assurance can be given, that we can develop a competitive product offering that meets the needs of the small business sector.

We have secured office space, are in the process of retaining a transfer agent, and have been in contact with professional advisors regarding legal compliance, accounting disclosure statements and financial reporting. We have also begun our planning for developing a website and have sourced a contractor for our website design and software development.  Finally, we have begun market research of our product and are exploring additional marketing strategies.

Revenues and Results of Operations

We have not generated any revenues since our inception on June 5, 2008.  During the period from inception to January 31, 2010, our operating expenses were primarily comprised of professional fees of $17,981 and general and administrative expenses of $3,929.   Our professional fees were significantly higher during the fiscal year ended January 31, 2010 than those during the fiscal year ended January 31, 2009, as a result of increased legal and accounting fees relating to the preparation of this prospectus and the registration statement of which it is a part.

Our total assets at January 31, 2010 were $35,590, consisting of cash on hand of $20,590 and a deposit of $15,000 towards the development of our website.  At January 31, 2009, our assets consisted of $50,000 of cash on hand.

We currently anticipate that our legal and accounting fees will increase over the next 12 months as a result of becoming a reporting company with the SEC, and will be approximately $7,400.

Expenditures

In the table below there is a breakdown of our anticipated budget for development of our business, which we estimate to be approximately $50,000 spread over a twelve month period.

	Quarter One	Quarter Two	Quarter Three	Quarter Four	12 Month Total
Legal / Accounting	$2,000.00	$1,500.00	$1,500.00	$2,400.00	$7,400.00
Transfer Agent	$2,500.00	-	-	-	$2,500.00
Corporate Collateral	-	$500.00	$500.00	-	$1,000.00
Marketing	-	$500.00	$2,000.00	$5,000.00	$7,500.00
Product Development	$3,000.00	$5,000.00	$5,000.00	$5,000.00	$18,000.00
Server Leasing & Colocation	$400.00	$600.00	$600.00	$1,800.00	$3,400.00
PSTN Connectivity		$2,000.00	$300.00	$600.00	$2,900.00
Telephone + web hosting	$150.00	$150.00	$150.00	$250.00	$700.00
Support & Sales Staff	-	-		$1,500.00	$1,500.00
Office Rental	$600.00	$600.00	$600.00	$600.00	$2,400.00
Office Supplies	$400.00	$400.00	$400.00	$400.00	$1,600.00
Miscellaneous Admin.	$275.00	$275.00	$275.00	$275.00	$1,100.00
Total	$9,325.00	$11,525.00	$11,325.00	$17,825.00	$50,000.00

As of the date of this prospectus, we have completed Quarters One and Two, and are mid-way through Quarter Three.

Liquidity and Capital Resources

We are a development stage company with no operating history. We have not generated any revenues. Accordingly, there is no operating history by which to evaluate the likelihood of our success or our ability to exist as a going concern. We anticipate our company will experience substantial growth during the next two years. This period of growth and the start-up of the business are likely to be a significant challenge to us.

Based on our budget shown above, we anticipate needing approximately $20,000 to meet our requirements for operating needs for the remainder of Quarter Three and for Quarter Four.   We believe that our current cash on hand will be sufficient to allow us to complete development of our website, and implement our marketing plan during that time frame.  However, no assurance can be given that we will be able to do so.  Additionally, we will need to obtain financing in order to sustain our operations beyond Quarter Four.  We anticipate that our future cash needs will be approximately $25,000 to $35,000 for the twelve month period following Quarter Four, and we do not currently have any arrangements for financing such amount.  We anticipate obtaining such financing by way of public or private offerings of our debt and/or equity securities. No assurance can be given that any financing, borrowing or sale of equity or debt will be possible when needed or that we will be able to negotiate acceptable terms in a timely fashion or even available at all. In addition, our access to capital is affected by prevailing conditions in the financial and equity capital markets, as well as our own financial condition.

Even if we do complete the implementation of our business plan, we may not be able to generate sufficient revenues to become profitable.

Going Concern Consideration

The report of our independent registered accounting firm expresses concern about our ability to continue as a going concern based on the absence of significant revenues, recurring losses from operations, and our need for additional financing in order to fund our projected loss in 2010.

Recently Issued Accounting Pronouncements

Below is a listing of recently issued accounting standards. The adoption of these and other new statements is not expected to have a material effect on our current financial position, results or operations, or cash flows.

In June 2003, the SEC adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-9072 on October 13, 2009. Commencing with the Company’s Annual Report for the fiscal year ended January 31, 2011, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year end; of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting; and that the Company’s independent accounting firm has issued an attestation report on management’s assessment of the Company’s internal control over financial reporting, which report is also required to be filed as part of the Annual Report on Form 10-K.

In June 2009, the FASB approved the “FASB Accounting Standards Codification” (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP which was launched on July 1, 2009.  The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place.  All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification is effective for interim and annual periods ending after September 15, 2009.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-04 “Accounting for Redeemable Equity Instruments - Amendment to Section 480-10-S99” which represents an update to section 480-10-S99, distinguishing liabilities from equity, per EITF Topic D-98, Classification and Measurement of Redeemable Securities.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-05 “Fair Value Measurement and Disclosures Topic 820 – Measuring Liabilities at Fair Value”, which provides amendments to subtopic 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities.  This update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1. A valuation technique that uses: a. The quoted price of the identical liability when traded as an asset, and b. Quoted prices for similar liabilities or similar liabilities when traded as assets. 2. Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendments in this update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-08 “Earnings Per Share – Amendments to Section 260-10-S99”,which represents technical corrections to topic 260-10-S99, Earnings per share, based on EITF Topic D-53, Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock and EITF Topic D-42, The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-09 “Accounting for Investments-Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees”.  This update represents a correction to Section 323-10-S99-4, Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee. Additionally, it adds observer comment Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees to the Codification. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-12 “Fair Value Measurements and Disclosures Topic 820 – Investment in Certain Entities That Calculate Net Assets Value Per Share (or Its Equivalent)”, which provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The amendments in this update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this update, such as the nature of any restrictions on the investor’s ability to redeem its investments a the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be make by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in U.S. GAAP on investments in debt and equity securities in paragraph 320-10-50-1B. The disclosures are required for all investments within the scope of the amendments in this update regardless of whether the fair value of the investment is measured using the practical expedient. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-01 “Equity Topic 505 – Accounting for Distributions to Shareholders with Components of Stock and Cash”, which clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share (“EPS”)).  Those distributions should be accounted for and included in EPS calculations in accordance with paragraphs 480-10-25- 14 and 260-10-45-45 through 45-47 of the FASB Accounting Standards codification.  The amendments in this Update also provide a technical correction to the Accounting Standards Codification.  The correction moves guidance that was previously included in the Overview and Background Section to the definition of a stock dividend in the Master Glossary.  That guidance indicates that a stock dividend takes nothing from the property of the corporation and adds nothing to the interests of the stockholders.  It also indicates that the proportional interest of each shareholder remains the same, and is a key factor to consider in determining whether a distribution is a stock dividend.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-02 “Consolidation Topic 810 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification”, which provides amendments to Subtopic 810-10 and related guidance within U.S. GAAP to clarify that the scope of the decrease in ownership provisions of the Subtopic and related guidance applies to the following:

1.	A subsidiary or group of assets that is a business or nonprofit activity

2.	A subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture

3.	An exchange of a group of assets that constitutes a business or nonprofit activity for a noncontrolling interest in an entity (including an equity method investee or joint venture).

The amendments in this Update also clarify that the decrease in ownership guidance in Subtopic 810-10 does not apply to the following transactions even if they involve businesses:

1.	Sales of in substance real estate. Entities should apply the sale of real estate guidance in Subtopics 360-20 (Property, Plant, and Equipment) and 976-605 (Retail/Land) to such transactions.

2.
Conveyances of oil and gas mineral rights.  Entities should apply the mineral property conveyance and related transactions guidance in Subtopic 932-360 (Oil and Gas-Property, Plant, and Equipment) to such transactions.

If a decrease in ownership occurs in a subsidiary that is not a business or nonprofit activity, an entity first needs to consider whether the substance of the transaction causing the decrease in ownership is addressed in other U.S. GAAP, such as transfers of financial assets, revenue recognition, exchanges of nonmonetary assets, sales of in substance real estate, or conveyances of oil and gas mineral rights, and apply that guidance as applicable. If no other guidance exists, an entity should apply the guidance in Subtopic 810-10.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we are filing with the SEC a registration statement on Form S-1, of which this prospectus is a part, covering the securities being offering by the selling stockholders. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement. For further information regarding both our Company and our common stock, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 A.M. and 3 P.M., and on the SEC Internet site at www.sec.gov . Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

We are not currently a reporting company, but upon effectiveness of the registration statement of which this prospectus forms a part, we will be required to file reports with the SEC pursuant to the Exchange Act. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 A.M. to 3 P.M. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We will also make these reports available on our website once our website is completed and launched.

FINANCIAL STATEMENTS

ONLINE TELE-SOLUTIONS INC.

(A Development Stage Company)

INDEX TO FINANCIAL STATEMENTS

  January 31, 2010 and 2009

Report of Independent Registered Accounting Firm	F–2

Balance Sheets at January 31, 2010 and 2009	F–3

Statements of Operations for the fiscal year ended January 31, 2010, for the period from June 5, 2008 (inception) through January 31, 2009, and for the period from June 5, 2008 (inception) through January 31, 2010
F–4

Statement of Stockholders’ Equity for the period from June 5, 2008 (inception) through January 31, 2010	F–5

Statements of Cash Flows for the fiscal year ended January 31, 2010, for the period from June 5, 2008 (inception) through January 31, 2009, and for the period from June 5, 2008 (inception) through January 31, 2010
F–6

Notes to the Financial Statements	F–7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Online Tele-solutions, Inc.
(A development stage company)
Singapore

We have audited the accompanying balance sheets of Online Tele-solutions, Inc. (a development stage company) as of January 31, 2010 and 2009 and the related statements of operations, stockholders’ equity and cash flows for the fiscal year ended January 31, 2010, for the period from June 5, 2008 (inception) through January 31, 2009 and for the period from June 5, 2008 (inception) through January 31, 2010. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Online Tele-solutions, Inc. as of January 31, 2010 and 2009 and the results of its operations and its cash flows for the fiscal year ended January 31, 2010. for the period from June 5, 2008 (inception) through January 31, 2009, and for the period from June 5, 2008 (inception) through January 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Online Tele-solutions, Inc. will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has a deficit accumulated during the development stage at January 31, 2010 and had a net loss and cash used in operations for the period from June 5, 2008 (inception) through January 31, 2010, with no revenues during the period.  These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Li & Company, PC
Li & Company, PC
Skillman, New Jersey
March 16, 2010

ONLINE TELE-SOLUTIONS INC.
(A Development Stage Company)

BALANCE SHEETS

	January 31, 2010	January 31, 2009

ASSETS

Current asset
Cash	$20,590	$50,000
Total current assets	20,590	50,000

Deposit	15,000	-

Total assets	$35,590	$50,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$7,000	$4,000
Due to stockholder	500	500

Total liabilities	7,500	4,500

Stockholders’ equity
Common stock: $0.001 par value; 50,000,000 shares authorized; 2,200,000 shares issued and outstanding	2,200	2,200
Additional paid-in capital	47,800	47,800
Deficit accumulated during the development stage	(21,910)	(4,500)

Total stockholders’ equity	28,090	45,500

Total liabilities and stockholders' equity	$35,590	$50,000

See accompanying notes to financial statements.

ONLINE TELE-SOLUTIONS INC.
 (A Development Stage Company)

STATEMENTS OF OPERATIONS

	Year-ended January 31, 2010	For the Period from June 5, 2008 (inception) through January 31, 2009	For the Period from June 5, 2008 (inception) through January 31, 2010

REVENUE	$-	$-	$-

OPERATING EXPENSES
Professional fees	13,981	4,000	17,981
General and administrative	3,429	500	3,929

Loss before income taxes	(17,410)	(4,500)	(21,910)

Provision for income taxes	-	-	-

Net loss	$(17,410)	$(4,500)	$(21,910)

Net loss per common share - basic and diluted	$(0.01)	$(0.00)	$(0.01)

Weighted average number of common shares outstanding	2,200,000	1,511,962	1,949,477

See accompanying notes to financial statements.

ONLINE TELE-SOLUTIONS INC.
 (A Development Stage Company)

STATEMENTS OF STOCKHOLDERS' EQUITY

	Common Stock		Additional	Deficit Accumulated During the	Total
	Shares	Amount	Paid in Capital	Development Stage	Stockholders' Equity

Inception, June 5, 2008	-	$-	$-	$-	$-

Shares issued to founder for cash on August 1, 2008 at $0.0125 per share	1,500,000	1,500	13,500		15,000
Shares issued from August 1, 2008 through October 27, 2008 for cash at $0.05 per share	700,000	700	34,300	-	35,000
Net loss	-	-	-	(3,500)	(3,500)

Balance, January 31, 2009	2,200,000	2,200	47,800	(4,500)	45,500

Net loss				(17,410)	(17,410)

Balance, January 31, 2010	2,200,000	$2,200	$47,800	$(21,910)	$28,090

See accompanying notes to financial statements.

ONLINE TELE-SOLUTIONS INC.
 (A Development Stage Company)

STATEMENTS OF CASH FLOWS

	Year Ended January 31, 2010	For the Period from June 5, 2008 (inception) through January 31, 2009	For the Period from June 5, 2008 (inception) through January 31, 2010

CASH FLOWS USED IN OPERATING ACTIVITIES
Net loss	$(17,410)	$(4,500)	$(21,910)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in accrued liabilities	3,000	4,000	7,000

Net cash used in operating activities	(14,410)	(500)	(14,910)

CASH FLOWS FROM INVESTING ACTIVITIES
Software	(15,000)	-	(15,000)

Net cash used in investing activities	(15,000)	-	(15,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase in due to stockholder	-	500	500
Proceeds from issuance of common stock	-	50,000	50,000

Cash from financing activities	-	50,500	50,500

Net change in cash	(29,410)	50,000	20,590
Cash, beginning of the period	50,000	-	-

Cash, end of the period	$20,590	$50,000	$20,590

Supplemental disclosure with respect to cash flows:
Cash paid for income taxes	$-	$-	$-
Cash paid for interest	$-	$-	$-

See accompanying notes to financial statements.

ONLINE TELE-SOLUTIONS INC.
 (A Development Stage Company)
January 31, 2009
NOTES TO THE FINANCIAL STATEMENTS

Note 1 – Nature of Operations

Online Tele-Solutions, Inc. (a development stage company) (“Online Tele-Solutions” or the “Company”) was incorporated under the laws of the State of Nevada on June 5, 2008.  Initial operations have included organization and incorporation, target market identification, marketing plans, and capital formation. A substantial portion of the Company’s activities has involved developing a business plan and establishing contacts and visibility in the marketplace. The Company has generated no revenues since inception.

Note 2 – Significant Accounting Policies

Basis of presentation

The Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Development stage company

The Company is a development stage company as defined by section 810-10-20 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company’s exploration stage activities.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Fiscal year end

The Company elected January 31 as its fiscal year ending date.

Cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments.  Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts payable, and due to stockholder, approximate their fair values because of the short maturity of these instruments.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at January 31, 2010 or 2009, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the periods ended January 31, 2010 or 2009.

Revenue recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25.addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net loss per common share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no potentially dilutive shares outstanding as of January 31, 2010 or 2009.

Recently issued accounting standards

In June 2003, the SEC adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-9072 on October 13, 2009. Commencing with the Company’s Annual Report for the fiscal year ended January 31, 2011, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year end; of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting; and that the Company’s independent accounting firm has issued an attestation report on management’s assessment of the Company’s internal control over financial reporting, which report is also required to be filed as part of the Annual Report on Form 10-K.

In June 2009, the FASB approved the “FASB Accounting Standards Codification” (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP which was launched on July 1, 2009.  The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place.  All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification is effective for interim and annual periods ending after September 15, 2009.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-04 “Accounting for Redeemable Equity Instruments - Amendment to Section 480-10-S99” which represents an update to section 480-10-S99, distinguishing liabilities from equity, per EITF Topic D-98, Classification and Measurement of Redeemable Securities.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-05 “Fair Value Measurement and Disclosures Topic 820 – Measuring Liabilities at Fair Value”, which provides amendments to subtopic 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities.  This update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1. A valuation technique that uses: a. The quoted price of the identical liability when traded as an asset, and b. Quoted prices for similar liabilities or similar liabilities when traded as assets. 2. Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendments in this update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-08 “Earnings Per Share – Amendments to Section 260-10-S99”,which represents technical corrections to topic 260-10-S99, Earnings per share, based on EITF Topic D-53, Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock and EITF Topic D-42, The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-09 “Accounting for Investments-Equity Method and Joint Ventures and Accounting for Equity-Based Payments to Non-Employees”.  This update represents a correction to Section 323-10-S99-4, Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee. Additionally, it adds observer comment Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other Than Employees to the Codification. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-12 “Fair Value Measurements and Disclosures Topic 820 – Investment in Certain Entities That Calculate Net Assets Value Per Share (or Its Equivalent)”, which provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The amendments in this update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this update, such as the nature of any restrictions on the investor’s ability to redeem its investments a the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be make by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in U.S. GAAP on investments in debt and equity securities in paragraph 320-10-50-1B. The disclosures are required for all investments within the scope of the amendments in this update regardless of whether the fair value of the investment is measured using the practical expedient. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-01 “Equity Topic 505 – Accounting for Distributions to Shareholders with Components of Stock and Cash”, which clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share (“EPS”)).  Those distributions should be accounted for and included in EPS calculations in accordance with paragraphs 480-10-25- 14 and 260-10-45-45 through 45-47 of the FASB Accounting Standards codification.  The amendments in this Update also provide a technical correction to the Accounting Standards Codification.  The correction moves guidance that was previously included in the Overview and Background Section to the definition of a stock dividend in the Master Glossary.  That guidance indicates that a stock dividend takes nothing from the property of the corporation and adds nothing to the interests of the stockholders.  It also indicates that the proportional interest of each shareholder remains the same, and is a key factor to consider in determining whether a distribution is a stock dividend.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-02 “Consolidation Topic 810 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification”, which provides amendments to Subtopic 810-10 and related guidance within U.S. GAAP to clarify that the scope of the decrease in ownership provisions of the Subtopic and related guidance applies to the following:

1.	A subsidiary or group of assets that is a business or nonprofit activity

2.	A subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture

3.	An exchange of a group of assets that constitutes a business or nonprofit activity for a noncontrolling interest in an entity (including an equity method investee or joint venture).

The amendments in this Update also clarify that the decrease in ownership guidance in Subtopic 810-10 does not apply to the following transactions even if they involve businesses:

1.	Sales of in substance real estate. Entities should apply the sale of real estate guidance in Subtopics 360-20 (Property, Plant, and Equipment) and 976-605 (Retail/Land) to such transactions.

2.
Conveyances of oil and gas mineral rights.  Entities should apply the mineral property conveyance and related transactions guidance in Subtopic 932-360 (Oil and Gas-Property, Plant, and Equipment) to such transactions.

If a decrease in ownership occurs in a subsidiary that is not a business or nonprofit activity, an entity first needs to consider whether the substance of the transaction causing the decrease in ownership is addressed in other U.S. GAAP, such as transfers of financial assets, revenue recognition, exchanges of nonmonetary assets, sales of in substance real estate, or conveyances of oil and gas mineral rights, and apply that guidance as applicable. If no other guidance exists, an entity should apply the guidance in Subtopic 810-10.  Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3 – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage of $21,910 at January 31, 2010, a net loss from operations of $17,410 and net cash used in operations of $14,410 for the fiscal year ended January 31, 2010, respectively, with no revenues earned since inception.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be sufficient enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 4 – Deposit

The Company follows section 350-50-25 of the FASB Accounting Standards Codification, Website Development Costs, which specifies the appropriate accounting for costs incurred in connection with the development and maintenance of websites. Under 350-50-25, costs related to certain website development activities are expensed as incurred (such as planning and operating stage activities). Costs relating to certain website application and infrastructure development are generally capitalized, and are amortized over its estimated useful life of two (2) years. Currently the Company made a deposit of $15,000 for work which is not yet completed.

Note 5 – Due to Stockholder

The amount owing to stockholder is unsecured, non-interest bearing and has no specific terms of repayment.

Note 6 – Stockholders’ Equity

Sale of common stock

On August 1, 2008 the Company issued 1,500,000 of its common stock at $0.05 to the company’s president for $15,000.

For the period from August 1, 2008 to October 27, 2008 the Company sold 700,000 shares of its common stock at $0.05 per share for $35,000.

Note 7 – Related Party Transactions

Compensation of officer

The financial statements do not include compensation charges for services with a fair value of $50 per hour or $26,000 on an annual basis, donated by the sole officer of the Company.

Free office space

The Company has been provided office space by its Chief Executive Officer at no cost.  The management determined that such cost is nominal and did not recognize the rent expense in its financial statements.

Note 8 – Income Taxes

At January 31, 2010, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $21,910 that may be offset against future taxable income through 2030.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $7,450, calculated at an effective tax rate of 34%, was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $7,450.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.  The valuation allowance increased approximately $5,919 for the period ended January 31, 2010.

Note 9 – Subsequent Events

Management performed an evaluation of the Company’s activity that occurred after the balance sheet date of January 31, 2010 through March 16, 2010, the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there are no reportable subsequent events to be disclosed.

Until ________, 2009 [90 days from date of prospectus], all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This prospectus does not constitute an offer to sell nor are they seeking an offer to buy the securities referred to in this prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and the documents incorporated by reference are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this prospectus.

ONLINE TELE-SOLUTIONS INC.

700,000
Shares
of
Common Stock

PROSPECTUS

 _________, 2010

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant.

Name of Expense	Amount
Securities and Exchange Commission registration fee	$3.91
Legal, accounting fees and expenses (1)	$17,000.00
Edgar filing, printing and engraving fees (1)	$2,000.00
Total (1)	$19,003.91
(1) Estimated.

ITEM 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and by our Bylaws.

Under the Nevada Revised Statutes, director indemnification from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors’ indemnification. Excepted from that indemnification are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our directors and officers to the extent permitted by Nevada law.  However, based on current case law passed by Nevada courts, we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy, and is, therefore, unenforceable.

ITEM 15. Recent Sales of Unregistered Securities

1.       On June 5, 2008, we issued 750,000 shares of our common stock to each of Geronimo Ferrer Abelanes, our former officer and director, and Mario Jakiri Tolentino, our current sole officer, for a purchase price of $0.01 per share, or aggregate proceeds of $15,000.

The shares were issued in a transaction not registered under the Securities Act in reliance upon the exemption provided under Section 4(2) of the Securities Act and/or Regulation D promulgated by the SEC.  We believed that the exemption was available because the offer and sale of the securities did not involve a public offering and because of the limited number of recipients, and the purchasers’ access to information concerning our Company.

2.       Between August 1, 2008 and October 27, 2008, we issued an aggregate of 700,000 shares of common stock to 35 individuals at a price of $0.05 per share, in one offering for total proceeds of $35,000.

We believe that the issuances of the securities set forth above were exempt from registration as an offering completed under Regulation S of the Securities Act and the regulations promulgated thereunder. We believe that this exemption from registration was available for because each purchaser represented to us, among other things, that he, she or it was a non-U.S. person as defined in Regulation S, was not acquiring the shares for the account or benefit of, directly or indirectly, any U.S. person, had the intention to acquire the securities for investment purposes only and not with a view to or for sales in connection with any distribution thereof, and that such purchaser was sophisticated and was able to bear the risk of loss of the entire investment.  Further, we did not otherwise engage in distribution of these shares in the U.S.

ITEM 16. Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1	Articles of Incorporation of Registrant.*
3.2	Bylaws of Registrant.*
4.1	Specimen Common Stock Certificate.*
5.1	Legal Opinion of Gersten Savage LLP.
10.1	Subscription Agreement dated June 5, 2008 between the Registrant and Geronimo Abelanes.*
10.2	Subscription Agreement dated June 5, 2008 between the Registrant and Mario Jakiri Tolentino.*
10.3	Form of Subscription Agreement related to the Regulation S private placement.*
23.1	Consent of Li & Company, PC.
23.2	Consent of Gersten Savage LLP (incorporated in Exhibit 5.1).

*           Previously filed.

Undertakings

The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”);

(ii)          to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most-recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)         to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)         That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5)         That, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on May 5, 2010.

ONLINE TELE-SOLUTIONS INC.

By:	/s/ Mario Jakiri Tolentino
Name:	Mario Jakiri Tolentino
Title:	President, Treasurer and Director
(principal executive officer, principal
financial officer and principal accounting
officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Mario Jakiri Tolentino	President, Treasurer and Director	May 5, 2010
Mario Jakiri Tolentino	(principal executive officer, principal financial officer and principal accounting officer)

/s/ Owen A. Orendain	Director	May 5, 2010
Owen A. Orendain

INDEX TO EXHIBITS

Exhibit	Description
3.1	Articles of Incorporation of Registrant.*
3.2	Bylaws of Registrant.*
4.1	Specimen Common Stock Certificate.*
5.1	Legal Opinion of Gersten Savage LLP.
10.1	Subscription Agreement dated June 5, 2008 between the Registrant and Geronimo Abelanes.*
10.2	Subscription Agreement dated June 5, 2008 between the Registrant and Mario Jakiri Tolentino.*
10.3	Form of Subscription Agreement related to the Regulation S private placement.*
23.1	Consent of Li & Company, PC.
23.2	Consent of Gersten Savage LLP (incorporated in Exhibit 5.1).

*           Previously filed.